EXHIBIT 5.1

ATTORNEYS AT LAW 101 W. BROADWAY, SUITE 2000 SAN DIEGO, CA 92101 PHONE: (619) 696-6700 FAX: (619) 696-7124 WWW.GORDONREES.COM

May 23, 2008

WD-40 Company

1061 Cudahy Place

San Diego, California 92110

Ladies and Gentlemen:

You have requested our opinion as counsel for WD-40 Company, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (the “Act”), of 2,949,820 shares of its $.001 par value common stock (the “Shares”) to be issued pursuant to the WD-40 Company 2007 Stock Incentive Plan (the “Stock Incentive Plan”).

For purposes of this letter, we have examined such law and reviewed such documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have relied, without independent verification, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company. Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and when (i) the Registration Statement related to the Shares becomes effective under the Act; (ii) the Shares have been duly issued in accordance with the terms and conditions of the Award Agreements entered into pursuant to the Stock Incentive Plan; and (iii) issuance of the Shares is properly documented in accordance with the bylaws of the Company and the Delaware General Corporation Law and certificates issued therefor bear all necessary signatures and authentications, that the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

/s/ GORDON & REES LLP

GORDON & REES LLP